                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                               permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            DIGITAL RECORDERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            DIGITAL RECORDERS, INC.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD AT 11:00 A.M. ON JUNE 30, 1998
                             ---------------------

To the Shareholders:

     An Annual Meeting of the shareholders of Digital Recorders, Inc. (the "Company") will be held in the auditorium at the Microelectronics Center of North Carolina, 3021 Cornwallis Road, Research Triangle Park, North Carolina 27709 on Tuesday, June 30, 1998 at 11:00 a.m., followed by lunch in Conference Rooms A and B at 12:00 p.m., for the following purposes:

          1. To elect eight directors, each to serve for a one-year term expiring in 1998, or until their successors shall have been duly elected and qualified;

          2. To consider and act upon an amendment to the Company's Incentive Stock Option Plan to permit the issuance of an additional 150,000 shares of Common Stock pursuant to the Plan.

          3. To consider and act upon a proposal to approve an amendment to the Company's Articles of Incorporation to (i) extend the mandatory redemption date of the shares of Series AAA Preferred Stock (the "Preferred Shares") to December 31, 2003, (ii) permit the earlier redemption of the Preferred Shares at the Company's option at any time upon 30 days' written notice,
     (iii) increase the amount of the quarterly dividend payable with respect to each Preferred Share from $112.50 to $125.00 and (iv) increase the number of shares of Common Stock of the Company issuable upon conversion of each Preferred Share from 500 shares of Common Stock to 625 shares of Common Stock, to be effective as of the originally scheduled mandatory redemption date which applies to each Preferred Share;

          4. To ratify the appointment of McGladrey & Pullen LLP as independent certified public accountants; and

          5. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 18, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting and any adjournment thereof.

     All Company employees will be in attendance to host our shareholders. We value our shareholders and sincerely hope you will attend.

                                          By order of the Board of Directors,

                                          David L. Turney, Chairman of the Board

May 29, 1998

                                   IMPORTANT

     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU CANNOT ATTEND THE MEETING, PLEASE MARK, DATE, SIGN, NOTE ANY CHANGE OF ADDRESS AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE. IF YOU ATTEND THE MEETING, WE WILL BE GLAD TO RETURN YOUR PROXY SO THAT YOU MAY VOTE IN PERSON AT THE MEETING.

                            DIGITAL RECORDERS, INC.
                          2300 ENGLERT DRIVE, SUITE B
                          DURHAM, NORTH CAROLINA 27713

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 30, 1998

INTRODUCTION

     The enclosed proxy is solicited by the Board of Directors of Digital Recorders, Inc. (hereinafter referred to as the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Microelectronics Center of North Carolina, 3021 Cornwallis Road, Research Triangle Park, North Carolina 27709, on Tuesday, June 30, 1998 at 11:00 a.m., for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy will be mailed to shareholders on or about June 1, 1998.

VOTING OF SECURITIES

     The record date with respect to this solicitation is May 18, 1998 (the "Record Date"). All holders of record of Common Stock of the Company as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of that date, the Company had 2,674,075 shares of Common Stock outstanding, which shares constitute the only class of outstanding shares of the Company entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock is entitled to one vote.

     A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. If a quorum exists, a proposal is approved if the votes cast in person or by proxy favoring the proposal exceed the votes cast opposing the proposal. Directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Shareholders may not cumulate their votes for directors. Abstentions and broker non-votes are not counted in the calculation of the vote. A proxy may be revoked by the shareholder at any time prior to its being voted by giving notice to the Secretary of the Company, by executing and delivering a proxy with a later date or by voting in person at the Annual Meeting. Unless the proxy is revoked, or unless it is received in such form as to render it invalid, the shares represented by it will be voted in accordance with the instructions of the shareholder contained therein. If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board of Directors.

     The cost of this solicitation will be borne by the Company, including expenses incurred in connection with preparing and mailing this Proxy Statement. Such expenses will include charges by brokers, banks or their nominees, other custodians and fiduciaries for forwarding proxy material to the beneficial owners of shares held in the name of a nominee. Proxies may be solicited personally or by mail, facsimile, telephone or telegraph. Employees and directors of the Company may solicit proxies but will not receive any additional compensation for such solicitation.

     As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are held confidential by the Company. Such documents are available for examination only by the inspectors of election who are employees appointed to tabulate the votes. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

COMMON STOCK OWNERSHIP

     The following table sets forth certain information regarding beneficial ownership of Common Stock as of April 27, 1998 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director or nominee, (iii) each other executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

                                                              SHARES BENEFICIALLY OWNED(1)
                                                              ----------------------------
NAME                                                           NUMBER             PERCENT
----                                                          ---------          ---------
David L. Turney(2)..........................................    21,117                 *
J. Phillips L. Johnston(3)..................................   125,844               4.5%
John D. Higgins, Sr.(4).....................................    10,000                 *
C. James Meese, Jr.(5)......................................    11,320                 *
John K. Pirotte(6)..........................................    51,028               1.9
John M. Reeves, II(7).......................................   170,740               6.0
Juliann Tenney(8)...........................................    21,315                 *
John W. Thomas, Jr.(9)......................................    43,909               1.6
Michael A. Connor, Jr.(5)...................................     5,667                 *
Jonathan E. Kennedy(5)......................................    10,000                 *
Bruce R. Thomas(10).........................................    21,592                 *
Andrew L. Turner, III(11)...................................    22,926                 *
All current directors and officers as a group (14
  persons)(12)..............................................   538,029              16.8

---------------

   * Less than one percent of the shares of Common Stock.
 (1) Beneficial ownership includes both outstanding Common Stock and shares issuable upon exercise of options or warrants that are currently exercisable or will become exercisable within 60 days after the date hereof. Unless otherwise noted, sole voting and dispositive power is possessed with respect to all Common Stock shown. All percentages are calculated based on the number of outstanding shares plus shares which a person or group has the right to acquire within 60 days. The address for all persons listed is 2300 Englert Drive, Suite B, Durham, North Carolina 27713.
 (2) Includes 2,667 shares subject to currently exercisable options.
 (3) Includes 75,865 shares subject to currently exercisable options.
 (4) Consists solely of shares subject to currently exercisable warrants.
 (5) Consists solely of shares subject to currently exercisable options.
 (6) Includes 1,333 shares subject to currently exercisable options.
 (7) Includes 2,000 shares subject to currently exercisable options and shares owned of record by the Sarah C. Reeves Trust. Sara Reeves is the mother of John M. Reeves, II.
 (8) Includes 3,333 shares subject to currently exercisable options.
 (9) Includes 3,333 shares subject to currently exercisable options.
(10) Includes 21,320 shares subject to currently exercisable options.
(11) Includes 22,654 shares subject to currently exercisable options.
(12) Includes 189,063 shares subject to currently exercisable options and warrants. Does not include 49,667 shares subject to options and warrants which have not yet become exercisable.

                           I.  ELECTION OF DIRECTORS

     The eight nominees for election as directors are identified below. All nominees are now members of the Board of Directors. The Board of Directors knows of no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate or the Board of Directors may reduce the number of directors to eliminate the vacancy.

     The following material contains information concerning the nominees, including their recent employment, positions with the Company, other directorships and age as of the date of this Proxy Statement.

     David L. Turney, age 54, has served as Chairman of the Board and Chief Executive Officer of the Company since April 1998 and as a director of the Company since May 1996. Mr. Turney is also Chairman and CEO of Robinson Turney International, Inc. ("RTI"), a consulting firm which Mr. Turney co-founded in August 1994. RTI is engaged in business development, marketing services, advisory services, and merger, acquisition and financing assignments for selected clients, including the Company, who are primarily in the transit and transportation equipment industries. From March 1994 to December 1995, Mr. Turney was also engaged in strategic planning and development consulting services for his former employer, Mark IV Industries, Inc. ("Mark IV"), a New York Stock Exchange listed company. From February 1991 to February 1994, he was President and Group Executive of Mark IV Transportation Products Group, a group of nine companies, subsidiaries and operating units of Mark IV serving transit and transportation markets worldwide, which group Mr. Turney was responsible for developing. From 1984 to 1991, Mr. Turney was President of the Luminator division of Gulton Industries, Inc., which became a wholly-owned subsidiary of Mark IV in 1987. Luminator is a primary competitor of the Company. Prior to 1984, he served in various managerial and engineering capacities in four corporations spanning the telecommunications, industrial hard goods, consumer electronics and electromagnetic components industries. Mr. Turney received his B.S. degree in industrial management from the University of Arkansas.

     J. Phillips L. Johnston, age 58, has served on the Board of Directors and as President and Special Programs Administrator of the Company since April 1998. Until April 1998 he had served as the Chairman of the Board and Chief Executive Officer of the Company since April 1990 and as President since March 1991. He was the Administrator of the North Carolina Credit Union Division of the North Carolina Department of Commerce from September 1987 to April 1990. From October 1979 to September 1987, Mr. Johnston served as President and Chief Executive Officer of Data Pix, Inc., Norman Perry, Chantry, Ltd., and Erwin-Lambeth, Inc., each of which were privately-held companies based in North Carolina. From 1971 through 1979, he was President and Chief Executive Officer of Currier Piano Company, Marion, North Carolina. Mr. Johnston received his A.B. degree in economics from Duke University and his law degree from the University of North Carolina.

     John D. Higgins, Sr., age 65, was elected a director of the Company in February 1998. Since 1990, Mr. Higgins has been Senior Vice President of Corporate Finance for Royce Investment Group, Inc. He is also a director of Iatros Health Network Birman Managed Care, Inc., a publicly-owned company which is the provider of health care services and IRATA, Inc., a publicly-owned company which operates amusement park phone booths. Mr. Higgins holds B.B.A. and M.B.A. degrees from Hofstra University.

     C. James Meese, Jr., age 56, has served as a director of the Company since April 1991 and was an independent sales representative for the TCS business group from February 1993 through May 1995. Since 1989 he has provided advice and assistance to high growth companies on issues of market development, capitalization and organizational structuring through Business Development Associates, Inc., for which he currently serves as President. Prior to 1989 he spent approximately 20 years in various senior corporate marketing and finance positions. Mr. Meese is a director of A&J Sports, Inc., a Raleigh, North Carolina based collegiate sports media company; Maize Genetic Resources, Inc., a Raleigh, North Carolina based crop sciences company; BillPayers, Inc., a Greensboro, North Carolina based consumer financial services firm; and NECCO, an environmental contracting company based in Winston-Salem, North Carolina. Mr. Meese received a B.A. degree in economics from the University of Pennsylvania and an M.B.A. from Temple University.

     John K. Pirotte, age 48, became a director of the Company in May 1996. Since 1990, he has served as Chairman and Chief Executive Officer of CORPEX Technologies, Incorporated, a privately-held company that develops and markets surface active chemical technology. In addition, Mr. Pirotte has operated a private investment company since 1987. He was the Chief Financial Officer from 1979 to 1981 and Chairman and Chief Executive Officer from 1981 until 1987 of The Aviation Group, Inc. He also served in various capacities, including manager, in Acquisition Advisory Services for an international public accounting firm from 1972 to 1979. Mr. Pirotte was a director of Microwave Laboratories, Inc., a venture capital-backed company which filed a petition for bankruptcy in 1994. He is a founding director of North Carolina Enterprise Corp., a venture capital fund and serves on the Advisory Board of Intersouth I, a venture capital fund.

Mr. Pirotte received his B.A. degree in economics from Princeton University and an M.S. in accounting from New York University.

     John M. Reeves, II, age 43, has served as a director of the Company since April 1993. He co-founded and since March 1992 has served as President of First Exim Financial Limited, which provides trade finance and factoring to exporters and importers. From August 1991 to February 1992, he was employed by Allen Commercial Services advising small, closely-held companies with respect to capitalization issues. Since 1988 he has been engaged in real estate development activities through Reeves Development Corporation, a company controlled by him. Mr. Reeves is a director of Horizon Financial Services, a Hastings, England firm, and Angell Communications, a company based in Santa Monica, California. Mr. Reeves has both graduate and undergraduate degrees in civil engineering from North Carolina State University and an M.B.A. from Duke University.

     Juliann Tenney, age 45, has served as a director of the Company since April 1991. Since July 1993 Ms. Tenney has been an instructor in the non-profit management program at Duke University. From August 1990 through July 1993, she served as Executive Director of the Southern Growth Policies Board, an interstate alliance charged with designing economic development and growth strategies for southern Governors and legislators. From August 1988 to August 1990, Ms. Tenney served as Director for the Economic and Corporate Development Division of the North Carolina Biotechnology Center and also as their House Legal Counsel. From November 1987 to August 1988, Ms. Tenney was Assistant Secretary at the North Carolina Department of Commerce. From August 1985 to November 1987, she was Executive Director of the North Carolina Technological Development Authority. Prior to that time, she was a practicing attorney. Ms. Tenney received a B.A. degree from the University of North Carolina and a law degree from Duke University.

     John W. Thomas, Jr., age 70, has served as a director of the Company since March 1992. He has held various engineering and management positions with Thomas Built Buses since 1949, including serving as the President, Chairman and Chief Executive Officer. He is a National Board Member for the Boy Scouts of America and recently completed a three-year term as National Commissioner of that organization. Mr. Thomas received a B.S. degree in industrial engineering from Virginia Tech and was recently recognized by his alma mater as a "Distinguished Graduate."

BOARD COMPENSATION

     No employee of the Company receives any additional compensation for his or her services as a director. Non-management directors receive no salary for their services as such, although the Board of Directors has authorized payment of reasonable travel or other out-of-pocket expenses incurred by non-management directors in attending meetings of the Board of Directors. Certain directors of the Company are consultants or advisors to the Company and receive compensation for such services. See "Certain Relationships and Related Transactions". During the fiscal year 1997, the Board of Directors granted 14,000 options to two employee directors and 12,000 options to five non-employee directors. Such options are exercisable at a price of $2.38 per share.

EXECUTIVE OFFICERS

     The following material contains information concerning the executive officers of the Company who are not nominees for election as directors, including their recent employment, positions with the Company and age as of the date of this Proxy Statement.

     Michael A. Connor, Jr., age 55, was named Vice President and General Manager of the Digital Audio Company ("DAC") business group on February 1, 1997. From April 1994 until February 1997, he was Manager, Sales and Marketing for DAC. From November 1987 until April 1994, Mr. Connor was President and owner of Mike Connor Construction, Inc., a general contracting firm specializing in high-end custom residential construction. Mr. Connor has a bachelor's degree in aerospace engineering from the University of Florida and a master's degree in mechanical engineering from Tulane University. Mr. Connor is a registered professional engineer in North Carolina.

     Lawrence A. Hagemann, age 54, has served as Executive Vice President and General Manager of TwinVision Corp. of North America, Inc. ("TwinVision"), a wholly-owned subsidiary of the Company since February 1998. From July 1996 until February 1998, Mr. Hagemann was Vice President and General Manager of TwinVision Corp. of North America, Inc. From July 1995 until July 1996 he served as Vice President of ADDAX Sound Company, a privately-held company based in Illinois. From April 1991 to December 1993 he served as Assistant to the President of Vapor-Mark IV. Since October 1993 he has served as a Director of Transtel Communications Ltd., a developer of news media software based in London, England. From 1973 through December 1990, he served as Vice President of Sales and Marketing for Extel Corporation of Illinois and as a Director of Excom Communications Limited (UK) and Extel Overseas Limited (HK). He is a co-editor of the 1995 book titled Hoover's Guide to Computer Companies. Mr. Hagemann received his bachelors degree in electrical engineering from the University of Detroit and his M.B.A. from Loyola University (Chicago).

     Tanya L. Johnson, age 34, has served as Vice President and General Manager of the Transit Communications ("TCS") business group since February 1998. She has been employed in various management positions with the TCS business group since June 1990. Ms. Johnson also served as an Engineering Specialist for TCS from January 1988 to May 1989. Ms. Johnson served as a Component Engineer at Teletec Corporation from June 1989 through May 1990. Ms. Johnson led the development of the Talking Bus(R) product line. Ms. Johnson holds a B.S. degree in electrical engineering from Duke University.

     Lawrence A. Taylor, age 51, has served as Chief Financial Officer and Secretary of the Company since May 1998. From March 1997 to the present, Mr. Taylor has been a partner with Tatum CFO Partners, LLP., a professional partnership of career CFO's. From March 1995 to August 1996, Mr. Taylor was Senior Vice President of Precept Business Products, Inc., a privately held holding company whose principal businesses are a distributor of business forms, construction and on demand courier delivery service. From May 1991 through December 1994, Mr. Taylor was Vice President and Group Controller of Mark IV Transportation Products Group ("Mark IV TPG"), a group of nine companies, subsidiaries and operating units serving transit and transportation markets worldwide. Mark IV TPG was an operating group of Mark IV Industries, Inc., a New York Stock Exchange listed company. Prior to 1991, Mr. Taylor served in various financial managerial capacities in the food processing, commercial construction, and oil patch supply industries as well as other manufacturing environments. Mr. Taylor received a B.S. degree in accounting from Wayne State University. Mr. Taylor is a certified public accountant.

     Bruce R. Thomas, age 43, has served as Vice President of Sales for the TCS business group since January 1991. From 1990 to 1991, he was a money manager consultant for MA Thomas, Inc. From 1990 through December 1993, Mr. Thomas was also a registered representative of Capital Investment Group, Inc., a securities brokerage firm. From 1987 to 1989, he was Executive Vice President of Advance Investments Co., Inc., where he directed money manager tracking and consulting services. From 1986 to 1987, he was a Vice President for Baker and Thomas, a money management consulting firm. From 1981 to 1986, he served as National Commercial Bus Sales Manager for Thomas Built Buses. Mr. Thomas received an B.A. degree from Washington and Lee University.

KEY EMPLOYEE

     Dr. James E. Paul, Jr., age 54, has served as the Chief Scientist of Company since March 1997. Prior to assuming that position, he had served as President of the DAC business group since February 28, 1995 when the Company acquired substantially all of the assets of Digital Audio Corporation ("Digital Audio"). Dr. Paul founded Digital Audio in 1979 and had served as its President and chief engineer since its inception. Digital Audio designed, manufactured and marketed digital signal processing equipment to law enforcement agencies, and the Company had employed Dr. Paul to continue such business operations as a business group of the Company. From 1979 to 1981, Dr. Paul taught in the Electrical Engineering and the Computer Science Departments of California State University, Fullerton. From 1969 to 1979, he served as the senior research engineer and manager of the Audio Science Group at Rockwell International Corporation. He received B.S., M.E.E. and Ph.D. degrees in electrical engineering from North Carolina State University.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the three fiscal years ended December 31, 1997 of J. Phillips L. Johnston, the Chief Executive Officer and President of the Company during the fiscal year ended December 31, 1997, and Michael A. Connor, Jr., Jonathan E. Kennedy, Bruce R. Thomas and Andrew L. Turner, the Company's four most highly compensated executive officers other than Mr. Johnston who were serving as executive officers at the end of the fiscal year ended December 31, 1997 (the "Named Officers").

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                 ---------------------
                                                    ANNUAL COMPENSATION               SECURITIES
                                               -----------------------------          UNDERLYING
NAME AND PRINCIPAL POSITION           YEAR      SALARY     BONUS     OTHER        OPTIONS/SARS(#)(1)
---------------------------           ----     --------   -------   --------     ---------------------
J. Phillips L. Johnston.............  1997     $150,000   $    --   $  7,526(2)         10,000
  Former Chief Executive              1996      150,000    70,000     14,975(3)             --
  Officer                             1995      120,000    45,000     26,107(4)             --
Michael A. Connor, Jr...............  1997     $ 58,333   $49,525   $ 12,993(6)          7,000
  Vice President and                  1996       40,583        --     28,657(6)             --
  General Manager, DAC                1995       39,167        --      3,400(6)          1,000
Jonathan E. Kennedy.................  1997     $105,000   $    --   $     --             4,000
  Former Chief Financial Officer      1996(5)     9,375        --         --            11,000
  and Secretary
Bruce R. Thomas.....................  1997     $ 46,000   $    --   $ 96,463(6)          2,000
  Vice President of Sales --          1996       40,000        --    120,216(6)             --
  TCS                                 1995       40,000        --    112,099(7)             --
Andrew L. Turner, III...............  1997     $ 80,000   $26,944   $  6,000(8)          4,000
  Vice President and General          1996       79,167        --      6,000(8)             --
  Manager, HIS                        1995       67,500    43,149      9,658(9)             --

---------------

(1) Such options were granted pursuant to the Company's Incentive Stock Option Plan.
(2) Includes reimbursements for club dues and related expenses.
(3) Includes reimbursements of $7,169 for medical expenses and $7,806 for club dues and related expenses.
(4) Includes $17,255 in medical expense reimbursements, usage of a company car, reimbursement of club dues and related expenses.
(5) Mr. Kennedy was first employed as an executive officer of the Company in November 1996.
(6) Represents commissions earned.
(7) Includes $24,000 forgiveness of a note payable and $88,099 in commissions earned.
(8) Represents an automobile expense allowance.
(9) Includes $4,158 in commissions and an automobile expense allowance.

     Option Grants Table. The following table sets forth information concerning grants of stock options to the Named Officers pursuant to the Company's stock option plan during the fiscal year ended December 31, 1997.

                                                                 % OF TOTAL
                                                               OPTIONS GRANTED   EXERCISE OR
                                                OPTIONS        TO EMPLOYEES IN   BASE PRICE
NAME                                        GRANTED (SHARES)     FISCAL YEAR      ($/SHARE)    EXPIRATION DATE
----                                        ----------------   ---------------   -----------   ---------------
J. Phillips L. Johnston...................       10,000             11.9%           $2.38        6/23/07
Michael A. Connor, Jr.....................        3,000              3.6             3.28        2/03/07
Michael A. Connor, Jr.....................        4,000              4.7             2.38        6/23/07
Jonathan E. Kennedy.......................        4,000              4.7             2.38        6/23/07
Bruce R. Thomas...........................        2,000              2.4             2.38        6/23/07
Andrew L. Turner, III.....................        4,000              4.7             2.38        6/23/07

     Fiscal Year-End Options/Option Values Table. No stock options were exercised by the Named Officers in the fiscal year ended December 31, 1997. The following table shows the stock option values for the Named Officers as of December 31, 1997.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                        OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                                           YEAR-END(#)              FISCAL YEAR-END($)(1)
                                                   ---------------------------   ---------------------------
NAME                                               EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                               -----------   -------------   -----------   -------------
J. Phillips L. Johnston..........................    75,865          3,333             --             --
Michael A. Connor, Jr. ..........................     5,667          2,333             --             --
Jonathan E. Kennedy..............................    10,000          5,000             --             --
Bruce R. Thomas..................................    21,320            667             --             --
Andrew L. Turner, III............................    22,654          1,333             --             --

---------------

(1) The exercise price of all options exceeded $1.75 per share, the closing sale price of the Common Stock on December 31, 1997.

     401(k) Plan. In January of 1996 the Company implemented a defined contribution savings plan ("Savings Plan") for all eligible employees (as defined). The Savings Plan is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended. Under the Savings Plan, a participant may contribute from one to fifteen percent of his or her compensation, not to exceed an amount which would cause the plan to violate Section 401(k) and other applicable sections of the Internal Revenue Code. The Company does not make any matching contributions to the Savings Plan. All participant's contributions are invested, in accordance with the participant's election, in various investment funds managed by the plan trustee. The Savings Plan permits withdrawals in the event of disability, death, attainment of age fifty nine and one-half, termination of employment or proven financial hardship. The Company pays all the costs of administering the Savings Plan.

BOARD COMMITTEES AND ADVISORY BOARD

     The Board of Directors has delegated certain of its authority to a Compensation Committee, Audit Committee, Acquisition and Alliance Committee and Marketing Committee. In addition, the Company has a Technology Advisory Board. No member of any committee is an officer or employee of the Company. Mr. Turney and Mr. Johnston serve as ex-officio members of all committees.

     The Compensation Committee is currently composed of Ms. Tenney and Mr. Thomas, chaired by Ms. Tenney. The Compensation Committee held five meetings in fiscal year 1997. The primary function of the Compensation Committee is to review and make recommendations to the Board with respect to the compensation of the Company's officers and to administer the Company's stock option plan.

     The Audit Committee is currently composed of Mr. Meese and Mr. Higgins with Mr. Meese as Chairman. The Audit Committee held one meeting in fiscal year 1997. The function of the Audit Committee is to review and approve the scope of audit procedures employed by the Company's independent auditors, to review and approve the audit reports rendered by the Company's independent auditors and to approve the audit fee charged by the independent auditors. The Audit Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors.

     The Acquisition and Alliance Committee is currently composed of Mr. Reeves and Mr. Pirotte with Mr. Reeves serving as Chairman. The Acquisition and Alliance Committee held five meetings in fiscal year 1997. The function of the Acquisition and Alliance Committee is to research and evaluate potential business acquisitions and alliances for the Company.

     The Marketing Committee, which was discontinued as of January 1, 1998, held three meetings in fiscal year 1997. The function of the Marketing Committee had been to develop the broad marketing strategy for the Company.

     The Company also has a Technology Advisory Board, currently composed of Mr. Hagemann and Drs. Ron Gyurcsik, Matt Kuhn and James Paul with Mr. Hagemann serving as Chairman. The function of the Technology Advisory Board is to closely monitor technological developments related to the Company's products and markets and to establish priorities, time-to-market and return on investment objectives of the Company's research and development projects.

BOARD AND COMMITTEE ATTENDANCE

     In fiscal year 1997, the Board of Directors held five meetings. All directors attended more than 75% of the aggregate of board and committee meetings held during fiscal year 1997.

     THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DIRECTOR NOMINEES IDENTIFIED ABOVE.

     II.  PROPOSAL TO APPROVE AMENDMENT TO THE INCENTIVE STOCK OPTION PLAN

     The Company's Incentive Stock Option Plan (the "Plan") was adopted effective April 27, 1993 and amended effective October 18, 1994. The Board of Directors feels that the Plan has proved to be of substantial value in recruiting new employees as well as stimulating the efforts of existing employees. The Board of Directors has adopted an amendment to the Plan to increase the number of shares available for issuance under the Plan by an additional 150,000 shares of Common Stock.

     The provisions of the existing Plan, as well as the proposed amendment thereto, are summarized below.

SUMMARY OF THE INCENTIVE STOCK OPTION PLAN

     The Company's Incentive Stock Option Plan was adopted by the Board of Directors and approved by the shareholders of the Company effective April 1993. An aggregate of 350,000 shares of Common Stock are reserved for issuance under the Plan. The Plan provides for the granting of incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options and stock appreciation rights ("SARs"). Non-qualified stock options may be granted to employees, directors and advisors of the Company, while Incentive Stock Options may be granted only to employees. No options may be granted under the Plan subsequent to April 2003.

     The Plan is administered by the Compensation Committee of the Board of Directors, which determines the terms and conditions of the options and SARs granted under the Plan, including the exercise price, number of shares subject to the option and the exercisability thereof.

     The exercise price of all Incentive Stock Options granted under the Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. In the case of an optionee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, the exercise price of Incentive Stock Options shall be not less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of all non-qualified stock options granted under the Plan shall be determined by the Compensation Committee. The Company agreed with the underwriter of its initial public offering that the exercise price of all non-qualified stock options granted under the Plan will not be less than 85% of the fair market value of the Common Stock. The term of options granted under the Plan may not exceed ten years. The Plan may be amended or terminated by the Board of Directors, but no such action may impair the rights of a participant under a previously granted option.

     The Plan provides the Board of Directors or the Compensation Committee the discretion to determine when options granted thereunder shall become exercisable and the vesting period of such options. Upon termination of a participant's employment, directorship or advisory relationship with the Company, all unvested options terminate and are no longer exercisable. Vested options either terminate immediately or remain exercisable for a specified period of time depending on the nature and circumstances of the termination.

     The Plan provides that, in the event the Company enters into an agreement providing for the merger of the Company into another corporation or the sale of substantially all of the Company's assets, any outstanding unexercised option shall become exercisable at any time prior to the effective date of such agreement. Upon the consummation of the merger or sale of assets, such options shall terminate unless they are assumed or another option is substituted therefor by the successor corporation.

     The Plan provides the Board of Directors or the Compensation Committee discretion to grant SARs in connection with any grant of options. Upon the exercise of a SAR, the holder shall be entitled to receive a cash payment in an amount equal to the difference between the exercise price per share of options then exercised by him and the fair market value of the Common Stock as of the exercise date. The holder is required to exercise options covering twice the number of shares which are subject to the SAR so exercised. SARs are not exercisable during the first six months after the date of grant, and may be transferred only by will or the laws of descent and distribution.

     As of December 31, 1997, a total of 336,958 non-qualified and Incentive Stock Options were outstanding, with exercise prices ranging from $2.19 to $7.25. There were no SARs outstanding as of December 31, 1997.

SUMMARY OF AMENDMENT

     The Board of Directors proposes to amend the Plan by making an additional 150,000 shares of Common Stock available for grant. If the amendment is approved, options to purchase these additional 150,000 shares would be granted to Mr. David L. Turney, Chairman of the Board and Chief Executive Officer of the Company, and would vest and become exercisable upon the achievement of the following: (i) 75,000 options would vest when and if the Company stock is trading for ten consecutive business days at or above $4.00 per share and (ii) the remaining 75,000 options would vest when and if the Company stock is trading for ten consecutive business days at or above $5.00 per share. Assuming adoption of the amendment, a total of 500,000 shares of Common Stock would be reserved for issuance under the Plan.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE INCENTIVE STOCK OPTION PLAN TO PERMIT THE ISSUANCE OF AN ADDITIONAL 150,000 SHARES PURSUANT TO THE PLAN.

        III.  PROPOSAL TO APPROVE AMENDMENT TO ARTICLES OF INCORPORATION

TERMS OF THE AMENDMENT

     The Board of Directors has adopted, subject to shareholder approval, the Amendment to the Articles of Incorporation in the form attached to this Proxy Statement as Appendix A (the "Amendment"). The purpose of the Amendment is to make certain changes in the rights and preferences of the Company's outstanding Series AAA Preferred Stock (the "Preferred Shares") in order to enhance the Company's ability to raise additional capital. These changes consist of (i) extending the mandatory redemption date of the Preferred to December 31, 2003,
(ii) permitting the earlier redemption of the Preferred Shares at the Company's option at any time upon 30 days' written notice, (iii) increasing the amount of the quarterly dividend payable with respect to each Preferred Share from $112.50 to $125.00, and (iv) increasing the number of shares of Common Stock of the Company issuable upon conversion of each Preferred Share from 500 shares of

Common Stock to 625 shares of Common Stock. (The foregoing modification of the dividend and conversion rates is to be effective upon the Existing Redemption Dates, as defined below.)

     Pursuant to the Company's existing Articles of Incorporation, the Preferred Shares are subject to mandatory redemption on the fifth anniversary date of their issuance. The redemption price is equal to $5,000 per share plus all accrued but unpaid dividends. The outstanding Preferred Shares were issued either on December 31, 1993 or June 30, 1994. Accordingly, in the absence of the proposed Amendment, certain of the Preferred Shares are subject to mandatory redemption on December 31, 1998 and the remaining Preferred Shares are subject to mandatory redemption on June 30, 1999 (the "Existing Redemption Dates").

     The Amendment, if approved, would extend the mandatory redemption date of all outstanding Preferred Shares to December 31, 2003. However, the Amendment would also permit the Company, at its option, to redeem all or any portion of the Preferred Shares at any time on 30 days' written notice. In addition, the Amendment would, effective as of the respective Existing Redemption Date, (i) increase the quarterly dividend payable with respect to each Preferred Share from $112.50 to $125.00 and (ii) modify the conversion terms of the Preferred Shares to provide that each Preferred Share will convert into 625 shares of Common Stock rather than 500 shares of Common Stock as currently provided.

REASONS FOR THE AMENDMENT

     The Board of Directors believes that the changes contained in the Amendment will significantly enhance the Company's ability to raise additional funds for expected growth. A special meeting of the holders of the Preferred Shares was held at the Company's principal offices on April 6, 1998. At such meeting, holders representing 348 Preferred Shares or 98.3% of the 354 outstanding Preferred Shares were present in person or by proxy. Of those present, holders of 346 shares voted in favor of the Amendment and holders of two shares voted against the Amendment. Under North Carolina law, holders of the Preferred Shares had the right to dissent and be paid the "fair value" for their Preferred Shares. None of the holders of Preferred Shares exercised their dissenter's rights. If the Amendment is not approved and the Company cannot obtain additional financing, the Board of Directors believes that the Company may have insufficient capital to be able to redeem the Preferred Shares on the Existing Redemption Dates.

IMPACT OF AMENDMENT ON HOLDERS OF COMMON STOCK

     The Board of Directors also believes that the Amendment will have minimal impact on the holders of Common Shares. There may be certain disadvantages suffered by shareholders of the Company's Common Stock as a result of effectiveness of the Amendment. These include additional dilution to present Common Stockholders' percentage ownership of the Common Stock if the Preferred Shares are converted to Common Stock at the increased conversion ratio. If holders of the Preferred Shares converted their Preferred Shares as presently constituted, the Company would be obligated to issue 177,000 shares of Common Stock which would represent 6.21% of the outstanding shares of Common Stock after the conversion. If holders of the Preferred Shares converted their Preferred Shares at the proposed increased conversion ratio, the Company would be obligated to issue 221,250 shares of Common Stock which would represent 7.65% of the outstanding shares of Common Stock after the conversion at the new proposed ratio, a difference of an additional 44,250 shares of Common Stock or 1.44%.

     The Company is currently obligated to pay quarterly dividends of $39,825. If the Amendment is approved, the Company will be obligated to pay quarterly dividends of $44,250, an increase of $4,425 per quarter. The dividends would increase from an effective rate of 9.0% to 10.0%.

     The Board of Directors believes that the benefits of the Amendment more than offset any negative impact to be experienced by current and future shareholders of Common Stock.

EFFECTIVE DATE OF AMENDMENT

     The Amendment will become effective at such time as it is filed with the North Carolina Secretary of State. It is anticipated that the Amendment will be filed as soon as practicable if approved by the holders of the Company's Common Stock at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.

        IV.  RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of KPMG Peat Marwick LLP has examined the financial statements of the Company since fiscal year 1990. The Board of Directors has adopted a rotation policy for its independent public accountants. The firm of McGladrey & Pullen LLP has been appointed by the Board of Directors to serve as the Company's independent accountants for the 1998 fiscal year. Representatives of both KPMG Peat Marwick LLP and McGladrey & Pullen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if it is their desire to do so, and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF MCGLADREY & PULLEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file, or late filing, of such reports with respect to the fiscal year 1997. To the Company's knowledge, based solely on a review of the copies of reports furnished to the Company and written representations with respect to filing of such reports, the Company believes that all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent beneficial owners were complied with for the fiscal year ended December 31, 1997, except that John M. Cochran, Jr., Michael A. Connor, Jr., Virgil D. Duncan, Lawrence A. Hagemann, J. Phillips
L. Johnston, Jonathan E. Kennedy, C. James Meese, Jr., John K. Pirotte, Juliann Tenney, Bruce R. Thomas, John W. Thomas, Jr., Andrew L. Turner, III and David L. Turney failed to timely file reports on Form 5 with respect to options granted during the fiscal year. All such reports were subsequently filed.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective March 1996, the Company entered into various marketing, distribution, licensing and management agreements with Robinson Turney International, Inc., an entity in which David L. Turney, an officer and director of the Company, holds a 50% ownership interest. The Company paid fees and commissions earned under these various agreements totaling $233,660 and $173,880 during 1997 and 1996, respectively.

     In connection with the Company's acquisition on Digital Audio Corporation, the Company entered into an agreement with Dr. James E. Paul, the former President of the DAC business group, to lease the office building in which Digital Audio Corporation had been headquartered to accommodate the new business group. In March 1997, the Company entered into a new lease agreement with Dr. Paul for expanded office space. The lease agreement, as amended, contains monthly rental rates ranging from $4,241 to $5,013 during the life of the agreement, which is from April 1997 to December 2002. The Company paid Dr. Paul $43,369 and $20,800 in rental fees during 1997 and 1996, respectively.

     In April 1996, the Company modified an existing distributor agreement with First Exim Financial Limited ("Exim"), an affiliate of John M. Reeves, II, a principal shareholder and director of the Company, to change the work scope to acquisition consulting services only. The agreement was renewed for an additional year in April 1997. The Company paid fees under this agreement to Exim totaling $36,000 and $33,250 during 1997 and 1996, respectively.

     Effective February 1993, the Company engaged Business Development Associates, Inc. ("BDA"), an affiliate of C. James Meese, Jr., a director of the Company, as an independent sales representative in marketing the Company's products. Pursuant to such agreement, as amended effective May 15, 1994, BDA received a monthly draw of $3,000 against commissions and reimbursement of business expenses. The agreement has terminated and no commissions were paid under this agreement in 1997. The Company paid fees under this agreement totaling $26,179 during 1996.

     The Company had retained Curtis I. Kring, a former director of the Company, to perform certain business consulting services for the Company. The Company paid fees under this agreement totaling $83,860 and $67,000 during 1997 and 1996, respectively.

     The Company has adopted a policy pursuant to which material transactions between the Company and its executive officers, directors and principal shareholders (i.e. shareholders owning beneficially 5% or more of the outstanding voting securities of the Company) shall be submitted to the Board of Directors for approval by a disinterested majority of the directors voting with respect to the transaction.

                             SHAREHOLDER PROPOSALS

     Shareholders who intend to submit proposals for inclusion in the Proxy Statement for the 1998 Annual Meeting of Shareholders must do so by sending the proposal and supporting statements, if any, to the Company no later than January 31, 1999. Such proposals should be sent to the attention of Mr. Lawrence A. Taylor, 2300 Englert Drive, Suite B, Durham, North Carolina 27713.

                                 OTHER MATTERS

     Except for the matters described herein, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at such Annual Meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person acting under the Proxy.

                                 ANNUAL REPORT

     The Annual Report to Shareholders for the fiscal year ended December 31, 1997 is being sent to all shareholders with this Proxy Statement. The Annual Report to Shareholders does not form any part of the material for the solicitation of any Proxy.

     A COPY OF THE ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, IS AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO MR. LAWRENCE A. TAYLOR, 2300 ENGLERT DRIVE, SUITE B, DURHAM, NORTH CAROLINA 27713.

                                   APPENDIX A

             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                           OF DIGITAL RECORDERS, INC.

     The undersigned Corporation hereby executes these Articles of Amendment for the purpose of amending its Articles of Incorporation.

     1. The name of the Corporation is Digital Recorders, Inc.

     2. The following amendment to the Articles of Incorporation of the Corporation was adopted by its Shareholders in the manner prescribed by law:

     Article IV, Part II, of the Articles of Incorporation shall be amended by adding the following as Section 1, subsection (f) thereto:

          (f) Subject to the prior and superior rights of the Series B Preferred Stock, the Series AA Preferred Stock, the Series C Preferred Stock, and the Series A Preferred Stock (and any class or shares of preferred stock), the holders of Series AAA Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, consistent with applicable law, dividends which shall accrue at a quarterly rate of One Hundred Twenty Five Dollars and No Cents ($125.00) per share quarterly. Dividends shall accrue as of March 31st, June 30th, September 30th, and December 31st of each year. The adjusted dividend rate under this subsection (f) shall become effective only upon the fifth anniversary date of the respective issuance dates of the Series AAA Preferred Stock. Dividends shall be cumulative if not paid when and as they accrue.

     In the event any shares of Series AAA Preferred Stock are issued during any calendar quarter or are redeemed by the Corporation during any calendar quarter, the accrued dividends shall be prorated in proportion to the number of days during that calendar year during which such shares were outstanding. All accrued but unpaid dividends shall be paid upon redemption of the shares of Series AAA Preferred Stock.

     Article IV, Part II, Section 4, subsection (b) of the Articles of Incorporation shall be deleted in its entirety and the following substituted in lieu thereof:

          (b) Subject to paragraph (c) below: (i) each share of issued and outstanding Series B Preferred Stock and Series C Preferred Stock shall be redeemed by the Company on the fifth anniversary of the issuance of such shares; (ii) each share of issued and outstanding Series AA Preferred Stock shall be redeemed by the Company on the fifth anniversary of the latest date of issuance of any shares of Series AA Preferred Stock or June 30, 1997, whichever is earlier; and (iii) each share of issued and outstanding Series AAA Preferred Stock shall be redeemed by the Company on December 31, 2003. At the sole option of the Company, the Company may redeem the Series AAA Preferred Stock prior to December 31, 2003 upon providing the holders of such shares to be redeemed written notice of the number of shares to be redeemed, the redemption price and the redemption date in accordance with
     Article IV, Part II, Section 4, subsection (g) of the Articles of Incorporation. Notwithstanding the ten (10) day notice prescribed by
     Section 4(g), 30 days' notice shall be given with respect to any optional redemption of the Series AAA Preferred Stock

     Article IV, part II, Section 7, subsection (a) of the Articles of Incorporation shall be deleted in its entirety and the following substituted in lieu thereof:

          (a) Right to Convert. Each share of Series AAA Preferred Stock shall be convertible, at the option of the holder thereof, at any time commencing twenty-four (24) months after the effective date of the initial public offering of the Corporation's Common Stock at the office of the Corporation or any transfer agent for the Common Stock into Five Hundred (500) fully paid and nonassessable shares of Common Stock. In the event each share of issued and outstanding Series AAA Preferred Stock is not redeemed by the Company by the fifth anniversary of the issuance of such shares pursuant to
     Article IV, Part I, Section 4, subsection (b)(i) of the Articles of Incorporation, as amended, each share of Series AAA Preferred Stock shall be convertible, at the option of the holder thereof, at any time at the office of the Corporation or any transfer agent for the Common Stock into Six Hundred Twenty Five (625) fully paid and nonassessable shares of Common Stock.

     3. The date of the adoption of these Articles of Amendment by the Series AAA Preferred Stockholders was April 6, 1998. The date of the adoption of these Articles of Amendment by the Common Stockholders was June 30, 1998.

     4. These Articles of Amendment do not effect an exchange, reclassification or cancellation of issued shares of the Corporation.

     Dated this 30th day of June, 1998.

                                          DIGITAL RECORDERS, INC.

                                                  /s/ DAVID L. TURNEY
                                          --------------------------------------
                                                     David L. Turney
                                                  Chairman of the Board

                            DIGITAL RECORDERS, INC.

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 30, 1998

   KNOW ALL MEN BY THESE PRESENTS: that the undersigned shareholder of Digital Recorders, Inc. (the "Company") hereby constitutes and appoints David L. Turney and Lawrence A. Taylor, or either of them, as attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held June 30, 1998, and at any and all adjournments thereof with respect to the matters set forth below and described in the Notice of Annual Meeting of Shareholders and Proxy Statement dated May 29, 1998, receipt of which is acknowledged.

1. To consider and act upon a proposal to elect the nominees presented below as directors to hold office for one-year terms or until their successors are elected and qualified.

    [ ] FOR election of all nominees listed                      [ ] WITHHOLD AUTHORITY to vote for all nominees listed
       (Except as shown below)

   INSTRUCTION: To withhold authority to vote for any individual nominee, strike through the nominee's name below:

David L. Turney, J. Phillips L. Johnston, John D. Higgins, Sr., C. James Meese,
 Jr., John K. Pirotte, John M. Reeves, II, Juliann Tenney, John W. Thomas, Jr.

2. To consider and act upon a proposal to approve an amendment to the Company's Incentive Stock Option Plan to permit the issuance of an additional 150,000 shares of Common Stock pursuant to the Plan.

   [ ] FOR PROPOSAL             [ ] AGAINST PROPOSAL                 [ ] ABSTAIN

3. TO CONSIDER AND ACT UPON A PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO (I) EXTEND THE MANDATORY REDEMPTION DATE OF THE SHARES OF SERIES AAA PREFERRED STOCK (THE "PREFERRED SHARES") TO DECEMBER 31, 2003, (II) PERMIT THE EARLIER REDEMPTION OF THE PREFERRED SHARES AT THE COMPANY'S OPTION AT ANY TIME UPON 30 DAYS' WRITTEN NOTICE, (III) INCREASE THE AMOUNT OF THE QUARTERLY DIVIDEND PAYABLE WITH RESPECT TO EACH PREFERRED SHARE FROM $112.50 TO $125.00 AND (IV) INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY ISSUABLE UPON CONVERSION OF EACH PREFERRED SHARE FROM 500 SHARES OF COMMON STOCK TO 625 SHARES OF COMMON STOCK, TO BE EFFECTIVE AS OF THE ORIGINALLY SCHEDULED MANDATORY REDEMPTION DATE WHICH APPLIES TO EACH PREFERRED SHARE.

   [ ] FOR PROPOSAL             [ ] AGAINST PROPOSAL                 [ ] ABSTAIN

4. To ratify the appointment of McGladrey & Pullen LLP as the independent certified public accountants of the Company.

[ ] FOR RATIFICATION            [ ] AGAINST RATIFICATION             [ ] ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.
               [ ] AUTHORIZED TO VOTE                 [ ] ABSTAIN

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR PROPOSALS 2, 3 AND 4 AND THE PROXY HOLDERS WILL VOTE ON ANY PROPOSAL UNDER 5 IN THEIR DISCRETION AND IN THEIR BEST JUDGMENT.

    Please mark, date, and sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                  Dated:                  , 1998
                                                        ------------------

                                                  ------------------------------

                                                  Signature

                                                  Dated:                  , 1998
                                                        ------------------

                                                  ------------------------------

                                                  Signature if held jointly

                                                  If this Proxy is not dated,
                                                  the Proxy will be deemed to
                                                  bear the date the form was
                                                  mailed to the shareholder.